QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated September 5, 2008, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Accuray Incorporated on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Accuray Incorporated on Forms S-8 (File No. 333-141194, No. 333-141195, and No. 333-141197, effective March 9, 2007).

/s/ GRANT THORNTON LLP
San Francisco, California
September 5, 2008

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM